Exhibit 99.1

October 24, 2018

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2018 THIRD QUARTER FINANCIAL RESULTS

•	Record net income for the quarter of $8.1 million, 35% higher than the same quarter in 2017

•	143 consecutive quarters of profitability

•	Annualized return on average assets was 1.42% and annualized return on average equity 12.80% for the quarter ended September 30, 2018

•	9% loan growth since September 30, 2017

•	Non-performing assets to total assets remain at low levels, 0.40% at September 30, 2018

CANFIELD, Ohio (October 24, 2018) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended September 30, 2018.

Net income for the three months ended September 30, 2018 was $8.1 million, or $0.29 per diluted share, which compares to $6.0 million, or $0.22 per diluted share, for the three months ended September 30, 2017 and $8.1 million, or $0.29 per diluted share, for the linked quarter. Annualized return on average assets and return on average equity were 1.42% and 12.80%, respectively, for the three month period ending September 30, 2018, compared to 1.12% and 10.15% for the same three month period in 2017, and 1.47% and 13.28% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) was 15.70% for the quarter ended September 30, 2018 compared to 12.69% for the same quarter in 2017 and 16.24% for the linked quarter.

Net income for the nine months ended September 30, 2018 was $23.9 million, or $0.85 per diluted share, compared to $17.5 million or $0.64 per diluted share for the same nine month period in 2017. Return on average assets and return on average equity were 1.45% and 13.00%, respectively, for the nine months ended September 30, 2018, compared to 1.14% and 10.41% for the same period in 2017. Farmers’ return on average tangible equity (Non-GAAP) was 15.86% for the nine month period ended September 30, 2018 compared to 12.98% for the same period in 2017.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law. H.R.1, among other things, reduced the corporate income tax rate to 21% effective January 1, 2018. As a result of passage of the new tax law, Farmers effective tax rate decreased from 25.5% for the nine months ended September 30, 2017 to 14.7% for the nine months ended September 30, 2018. It is important to note that also as a result of the new tax law, Farmers determined that its net deferred tax assets needed to be reduced in the fourth quarter of 2017 by approximately $1.8 million, representing an impact on earnings per share of approximately $0.06 per diluted share for that fourth quarter, based on that quarter’s weighted average diluted shares outstanding of approximately 27.5 million.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report another strong quarter which is the result of the successful execution of our strategic plan, continued strong loan growth, higher levels of noninterest income and a lower effective income tax rate.”

2018 Third Quarter Financial Highlights

•	Loan growth

Total loans were $1.69 billion at September 30, 2018, compared to $1.55 billion at September 30, 2017, representing an increase of 9.0%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred in the commercial and commercial real estate, residential real estate and agricultural loan portfolios. Loans now comprise 78.8% of the Bank’s average earning assets for the quarter ended September 30, 2018, an improvement compared to 77.6% for the same period in 2017. This improvement, along with the interest rate environment, has resulted in a 15.4% increase in loan income in the third quarter of 2018 compared to the same quarter in 2017.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.40%. Early stage delinquencies also continue to remain at low levels, at $10.6 million, or 0.63% of total loans, at September 30, 2018. Net charge-offs for the current quarter were $338 thousand, compared to $592 thousand in the same quarter in 2017 and annualized net charge-offs as a percentage of average net loans outstanding is only 0.08% for the quarter ended September 30, 2018. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended September 30, 2018 was 3.86%, a 10 basis points decrease from the quarter ended September 30, 2017. In comparing the third quarter of 2018 to the same period in 2017, asset yields increased 21 basis points, while the cost of interest-bearing liabilities increased 41 basis points. Most of this increase was the result of higher rates paid on short-term borrowings and time deposits, consistent with increases in the federal funds sold rate. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 4 and 3 basis points for the quarters ended September 30, 2018 and 2017, respectively.

•	Noninterest income

Noninterest income increased 6.9% to $6.5 million for the quarter ended September 30, 2018 compared to $6.1 million in the same quarter of 2017. Trust fees increased $219 thousand or 13.6% in comparing the third quarter of 2018 to the same quarter in 2017. In the third quarter of 2018 investment commissions increased $89 thousand or 48.4%, service charges on deposit accounts increased $74 thousand or 6.9% and net gains on sale of loans increased $46 thousand or 6.1% from the third quarter in 2017. These increases were offset by a drop in other operating income of $70 thousand or 15%.

•	Noninterest expenses

Farmers has remained committed to managing its level of noninterest expenses. Total noninterest expenses for the third quarter of 2018 increased 2.5% to $16.2 million compared to $15.8 million in the same quarter in 2017, primarily a result of increases in other operating expenses of $397 thousand which included $150 thousand in captive insurance losses and core processing charges of $76 thousand, offset by a $270 thousand decrease in merger related costs. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 2.96% in the third quarter of 2017 to 2.85% in the third quarter of 2018.

•	Efficiency ratio

The efficiency ratio for the quarter ended September 30, 2018 improved to 58.70% compared to 59.93% for the same quarter in 2017. The main factors leading to this improvement were the increase in net interest income and noninterest income and a lower level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2018 Outlook

Mr. Helmick added, “We are encouraged by our financial results for the first three quarters of 2018 and look to use this momentum to sustain strong performance for the remainder of the year. As always, we will remain focused on delivering for the businesses, families and communities we serve.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.3 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets, and National Associates, Inc. Total wealth management assets under care at September 30, 2018 are $2.7 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017	Percent Change
Total interest income	$23,563	$22,474	$21,282	$21,084	$20,551	$67,319	$59,443	13.2%
Total interest expense	3,644	2,912	2,336	2,017	1,876	8,892	4,864	82.8%

Net interest income	19,919	19,562	18,946	19,067	18,675	58,427	54,579	7.1%
Provision for loan losses	950	750	775	400	950	2,475	2,950	-16.1%
Noninterest income	6,478	6,306	6,010	6,051	6,058	18,794	18,000	4.4%
Acquisition related costs	0	0	25	88	270	25	436	-94.3%
Other expense	16,180	15,458	15,071	15,311	15,521	46,709	45,732	2.1%

Income before income taxes	9,267	9,660	9,085	9,319	7,992	28,012	23,461	19.4%
Income taxes	1,183	1,587	1,359	4,084	2,009	4,129	5,985	-31.0%

Net income	$8,084	$8,073	$7,726	$5,235	$5,983	$23,883	$17,476	36.7%

Average basic shares outstanding	27,695	27,641	27,918	27,941	27,654	27,639	27,437
Basic earnings per share	0.29	0.29	0.28	0.19	0.22	0.86	0.64
Diluted earnings per share	0.29	0.29	0.28	0.19	0.22	0.85	0.64
Cash dividends	2,222	1,935	1,935	1,653	1,653	6,092	4,359
Cash dividends per share	0.08	0.07	0.07	0.06	0.06	0.22	0.16
Performance Ratios
Net Interest Margin (Annualized)	3.86%	3.93%	3.92%	3.98%	3.96%	3.90%	4.01%
Efficiency Ratio (Tax equivalent basis)	58.70%	57.31%	57.98%	59.13%	59.93%	58.00%	59.85%
Return on Average Assets (Annualized)	1.42%	1.47%	1.45%	0.96%	1.12%	1.45%	1.14%
Return on Average Equity (Annualized)	12.80%	13.28%	13.03%	8.60%	10.15%	13.00%	10.41%
Dividends to Net Income	27.49%	23.97%	25.05%	31.58%	27.63%	25.51%	24.94%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.46%	1.50%	1.46%	0.99%	1.15%	1.47%	1.16%
Return on Average Tangible Equity	15.70%	16.24%	15.84%	10.69%	12.69%	15.86%	12.98%
Return on Average Tangible Equity excluding acquisition costs and deferred tax asset adjustments	15.70%	16.24%	15.88%	14.25%	13.09%	15.87%	13.30%

Consolidated Statements of Financial Condition

	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Assets
Cash and cash equivalents	$75,635	$76,623	$52,149	$57,614	$84,006
Securities available for sale	389,996	388,890	384,396	392,937	394,853
Equity securities	6,892	6,344	6,009	5,579	5,030
Loans held for sale	1,428	1,987	399	272	502
Loans	1,691,532	1,639,191	1,599,339	1,577,381	1,551,437
Less allowance for loan losses	13,377	12,764	12,550	12,315	12,104

Net Loans	1,678,155	1,626,427	1,586,789	1,565,066	1,539,333

Other assets	140,572	137,668	137,775	137,601	138,301

Total Assets	$2,292,678	$2,237,939	$2,167,517	$2,159,069	$2,162,025

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$426,689	$420,991	$402,499	$412,346	$413,991
Interest-bearing	1,332,022	1,229,346	1,234,660	1,192,373	1,195,533

Total deposits	1,758,711	1,650,337	1,637,159	1,604,719	1,609,524
Other interest-bearing liabilities	270,273	322,565	274,816	296,559	295,270
Other liabilities	14,905	17,527	14,302	15,717	19,348

Total liabilities	2,043,889	1,990,429	1,926,277	1,916,995	1,924,142
Stockholders’ Equity	248,789	247,510	241,240	242,074	237,883

Total Liabilities and Stockholders’ Equity	$2,292,678	$2,237,939	$2,167,517	$2,159,069	$2,162,025

Period-end shares outstanding	27,777	27,641	27,641	27,544	27,544
Book value per share	$8.96	$8.95	$8.73	$8.79	$8.64
Tangible book value per share (Non-GAAP)*	7.36	7.34	7.10	7.14	6.98

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	12.09%	12.11%	12.06%	11.86%	12.00%
Total Risk Based Capital Ratio (a)	12.84%	12.97%	12.94%	12.73%	12.86%
Tier 1 Risk Based Capital Ratio (a)	12.19%	12.24%	12.19%	11.99%	12.13%
Tier 1 Leverage Ratio (a)	9.75%	9.81%	9.68%	9.50%	9.70%
Equity to Asset Ratio	10.85%	11.06%	11.13%	11.21%	11.00%
Tangible Common Equity Ratio	9.09%	9.25%	9.24%	9.31%	9.08%
Net Loans to Assets	73.20%	72.68%	73.21%	72.49%	71.20%
Loans to Deposits	96.18%	99.32%	97.69%	98.30%	96.39%
Asset Quality
Non-performing loans	$9,222	$8,406	$7,893	$7,695	$6,900
Other Real Estate Owned	0	0	59	171	219
Non-performing assets	9,222	8,406	7,952	7,866	7,119

Loans 30 – 89 days delinquent	10,626	10,636	6,973	10,191	8,680
Charged-off loans	544	777	782	809	809
Recoveries	207	241	242	620	217
Net Charge-offs	337	536	540	189	592
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.08%	0.13%	0.14%	0.05%	0.16%
Allowance for Loan Losses to Total Loans	0.79%	0.78%	0.78%	0.78%	0.78%
Non-performing Loans to Total Loans	0.55%	0.51%	0.49%	0.49%	0.44%
Allowance to Non-performing Loans	145.06%	151.84%	159.00%	160.04%	175.42%
Non-performing Assets to Total Assets	0.40%	0.38%	0.37%	0.36%	0.33%

(a)	September 30, 2018 ratio is estimated

Reconciliation of Total Assets to Tangible Assets						For the Nine Months Ended

	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Total Assets	$2,292,678	$2,237,939	$2,167,517	$2,159,069	$2,162,025	$2,292,678	$2,162,025
Less Goodwill and other intangibles	44,305	44,661	45,015	45,369	45,755	44,305	45,755

Tangible Assets	$2,248,373	$2,193,278	$2,122,502	$2,113,700	$2,116,270	$2,248,373	$2,116,270

Average Assets	2,255,049	2,199,960	2,162,706	2,158,895	2,118,170	2,206,379	2,056,800
Less average Goodwill and other intangibles	44,541	44,893	45,248	45,622	45,263	44,891	44,986

Average Tangible Assets	$2,210,508	$2,155,067	$2,117,458	$2,113,273	$2,072,907	$2,161,488	$2,011,814

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity						For the Nine Months Ended

	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Stockholders’ Equity	$248,789	$247,510	$241,240	$242,074	$237,883	$248,789	$237,883
Less Goodwill and other intangibles	44,305	44,661	45,015	45,369	45,755	44,305	45,755

Tangible Common Equity	$204,484	$202,849	$196,225	$196,705	$192,128	$204,484	$192,128

Average Stockholders’ Equity	250,503	243,792	240,387	241,554	233,843	245,691	224,496
Less average Goodwill and other intangibles	44,541	44,893	45,248	45,622	45,263	44,891	44,986

Average Tangible Common Equity	$205,962	$198,899	$195,139	$195,932	$188,580	$200,800	$179,510

Reconciliation of Net Income, Excluding Acquisition Related Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Net income	$8,084	$8,073	$7,726	$5,235	$5,983	$23,883	$17,476
Acquisition related costs – tax equated	0	0	22	(48)	190	22	436
Deferred tax asset adjustments	0	0	0	1,793	0	0	0

Net income – Adjusted	$8,084	$8,073	$7,748	$6,980	$6,173	$23,905	$17,912

Average shares outstanding	27,695	27,641	27,918	27,941	27,654	27,639	27,654
EPS excluding acquisition costs and deferred tax asset adjustments	$0.29	$0.29	$0.28	$0.25	$0.22	$0.86	$0.65

	For the Three Months Ended

End of Period Loan Balances	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Commercial real estate	$562,272	$523,417	$511,628	$513,707	$500,426
Commercial	233,188	232,672	231,498	220,441	218,946
Residential real estate	489,851	479,486	472,350	469,442	459,702
Consumer	220,826	219,138	210,088	207,851	213,918
Agricultural loans	182,038	181,173	170,725	163,081	155,336

Total, excluding net deferred loan costs	$1,688,175	$1,635,886	$1,596,289	$1,574,522	$1,548,328

	For the Three Months Ended

Noninterest Income	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Service charges on deposit accounts	$1,151	$985	$1,003	$1,060	$1,077
Bank owned life insurance income	219	219	222	246	193
Trust fees	1,827	1,740	1,807	1,622	1,608
Insurance agency commissions	567	713	699	530	531
Security gains	(34)	27	18	5	0
Retirement plan consulting fees	470	465	379	465	480
Investment commissions	273	315	256	260	184
Net gains on sale of loans	804	606	487	810	758
Debit card and EFT fees	814	870	806	830	770
Other operating income	387	366	333	223	457

Total Noninterest Income	$6,478	$6,306	$6,010	$6,051	$6,058

	For the Three Months Ended

Noninterest Expense	Sept. 30, 2018	June 30, 2018	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Salaries and employee benefits	$8,966	$8,828	$8,738	$8,697	$8,922
Occupancy and equipment	1,597	1,611	1,704	1,528	1,546
State and local taxes	475	479	459	386	436
Professional fees	687	737	698	643	726
Merger related costs	0	0	25	88	270
Advertising	489	379	275	561	405
FDIC insurance	218	225	222	165	235
Intangible amortization	354	355	354	386	379
Core processing charges	778	794	739	806	702
Telephone and data	298	238	237	241	249
Other operating expenses	2,318	1,812	1,645	1,898	1,921

Total Noninterest Expense	$16,180	$15,458	$15,096	$15,399	$15,791

Average Balance Sheets and Related Yields and Rates (Dollar Amounts in Thousands)
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,650,128	$20,623	4.96%	$1,517,589	$17,952	4.69%
Taxable securities	200,765	1,226	2.42	215,490	1,271	2.34
Tax-exempt securities (2)	198,683	1,842	3.68	173,113	1,887	4.32
Equity securities	11,594	167	5.71	10,474	136	5.15
Federal funds sold and other	33,936	178	2.08	38,815	126	1.29

Total earning assets	2,095,106	24,036	4.55	1,955,481	21,372	4.34
Nonearning assets	159,943			162,689

Total assets	$2,255,049			$2,118,170

INTEREST-BEARING LIABILITIES
Time deposits	$293,719	$1,091	1.47%	$242,654	$680	1.11%
Savings deposits	463,859	293	0.25	525,919	189	0.14
Demand deposits	523,433	858	0.65	406,123	313	0.31
Short term borrowings	278,884	1,353	1.92	280,490	644	0.91
Long term borrowings	6,344	49	3.06	9,333	50	2.13

Total interest-bearing liabilities	$1,566,239	3,644	0.92	$1,464,519	1,876	0.51

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits	424,936			405,959
Other liabilities	13,371			13,849
Stockholders’ equity	250,503			233,843

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$2,255,049			$2,118,170

Net interest income and interest rate spread		$20,392	3.63%		$19,496	3.83%

Net interest margin			3.86%			3.96%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)

For 2018, adjustments of $92 thousand and $381 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $166 thousand and $655 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21% for 2018 and 35% for 2017, less disallowances.

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,607,753	$58,768	4.89%	$1,475,807	$52,162	4.73%
Taxable securities	203,213	3,687	2.43	214,552	3,654	2.28
Tax-exempt securities	191,627	5,259	3.67	163,539	5,317	4.35
Equity securities (2)	11,234	467	5.56	10,207	374	4.90
Federal funds sold and other	35,499	490	1.85	35,148	271	1.03

Total earning assets	2,049,326	68,671	4.48	1,899,253	61,778	4.35
Nonearning assets	157,053			157,547
Total assets	$2,206,379			$2,056,800

INTEREST-BEARING LIABILITIES
Time deposits	$283,018	$2,861	1.35%	$237,695	$1,833	1.03%
Savings deposits	474,474	731	0.21	524,154	542	0.14
Demand deposits	481,709	1,784	0.50	396,791	838	0.28
Short term borrowings	286,689	3,374	1.57	267,217	1,472	0.74
Long term borrowings	6,626	142	2.87	10,432	179	2.29

Total interest-bearing liabilities	$1,532,516	8,892	0.78	$1,436,289	4,864	0.45
NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS’ EQUITY
Demand deposits	$414,450			$382,963
Other liabilities	13,722			13,052
Stockholders’ equity	245,691			224,496
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$2,206,379			$2,056,800

Net interest income and interest rate spread		$59,779	3.70%		$56,914	3.90%

Net interest margin			3.90%			4.01%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)

For 2018, adjustments of $265 thousand and $1.1 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $491 thousand and $1.8 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21% for 2018 and 35% for 2017, less disallowances.